Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Announces Revised Third Quarter

Revenue and Adjusted EBITDA Outlook

NEW YORK, NY - October 13, 2014 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced that third quarter revenue will remain flat year-over-year at $163 million, just below the range of $165 million to $175 million that was announced on July 31, 2014, primarily due to slower progress than expected in its more challenged markets and softer exchange rates than the prevailing rates at the time of guidance. Lack of growth in the top line did not allow the company to offset the selected investments made in its core growth areas and its transition costs toward a more efficient operating model. Adjusted EBITDA for the third quarter ended September 30, 2014, is now expected to be a loss of between $4.4 to $4.6 million, as compared with the expected range of breakeven to a loss of $2 million that was announced on July 31, 2014.

In the third quarter, Asia Pacific will report 15 percent gross margin growth on a year-over-year basis, helped by 27 percent growth in China. Gross margin in the UK and Continental Europe remained largely flat despite strong performances in Belgium and Spain, with 15 percent and 31 percent year-over-year gross margin growth respectively. Results in the Americas continued to lag with a 23 percent year-over-year gross margin decline. Hudson’s global RPO and Talent Management business lines grew by 27 and 28 percent respectively year-over-year in gross margin. (All growth rates in constant currency)

During the quarter, the company began to implement the strategic actions identified in their engagement with AlixPartners. Hudson ceased direct operations in Sweden, moving to a licensing agreement, eliminating year-to-date adjusted EBITDA losses of $0.7 million, which will be reclassified as discontinued operations. Hudson Sweden’s results are included in the third quarter results presented above. Hudson also confirmed progress towards a sale of its eDiscovery business.

The company expects to report $47 million in liquidity, composed of $19 million in cash and $28 million in availability under its credit facilities, as well as $8 million in outstanding borrowings.

“Our overall third quarter adjusted EBITDA will fall below expectations. However, we continued to demonstrate progress in gross margin growth in many of our markets and we are advancing our strategic actions, including the sale of our eDiscovery business, executing on the opportunities identified with AlixPartners to drive efficiencies through the organization and investing selectively in our core growth markets and practices,” said Manuel Marquez, chairman and chief executive officer at Hudson. “As we approach profitability, the delivery on our targets is still highly sensitive to variations in our top line and business mix, but we expect that the actions taken will bring substantial improvement and help us deliver sustained value growth for our stockholders.”

Earnings Conference Call/Webcast

Hudson will release its full results for the third quarter and year-to-date on Thursday, November 6 and conduct a conference call at 10:00 a.m. ET on that same day to discuss the results. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

Hudson Global Reconciliation

Hudson Sweden Reconciliation

Non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) is presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses this measurement to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, contracting solutions, recruitment process outsourcing, talent management and eDiscovery. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating in nearly 20 countries through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives, including the divestiture of its eDiscovery business; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the negative cash flows and operating losses that the company has experienced in recent periods and may experience from time to time in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; the company’s ability to achieve anticipated cost savings through its cost reduction initiatives; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; risks related to activist stockholders; and risks related to limited availability under the company’s credit facilities. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.